UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 4, 2008

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Dallas, Dec. 4, 2008 – AT&T Inc. (NYSE:T) today announced a planned reduction of approximately 12,000 jobs, or about 4 percent of the company’s total workforce, citing economic pressures, a changing business mix and a more streamlined organizational structure.

In response to these business and economic factors, AT&T plans to reduce its 2009 capital expenditures from 2008 levels. Capital plans for 2009 are being finalized now and specific guidance will be provided when the company releases its fourth quarter results in late January.

Associated with these job reductions which will occur in December and throughout 2009, AT&T will take a charge of approximately $600 million in the fourth quarter of 2008 to pay severance to affected employees.

While AT&T is reducing jobs in some areas, it continues to add jobs in other parts of the business – such as wireless, video and broadband — to meet customer demand.

Many nonmanagement employees affected by these reductions have a guaranteed job offer under union contracts.  All employees will receive severance in accordance with management policies or union agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: December 4, 2008	By: /s/ John J. Stephens John J. Stephens Senior Vice President and Controller